As filed with the Securities and Exchange Commission on October 1, 2009
Registration No. 333-132901

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

HALIFAX CORPORATION OF VIRGINIA
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation or organization)	54-0829246 (I.R.S. Employer Identification Number)
5250 Cherokee Avenue
Alexandria, Virginia 22312
(703) 750-2400

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Charles L. McNew
President and Chief Executive Officer
Halifax Corporation
5250 Cherokee Avenue
Alexandria, Virginia 22312
(703) 658-2400

(Name, address, including zip code, and telephone
number, including area code, of agent for service)
Copies to:
Jane K. Storero
Blank Rome LLP
One Logan Square
Philadelphia, Pennsylvania 19103-6998
(215) 569-5500
     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the registration statement as the selling shareholders may determine.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☐
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☐
     If this Form is a post effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑

     On March 31, 2006, Halifax Corporation of Virginia (the “Company”) filed with the Securities and Exchange Commission a registration statement on Form S-3 (File No. 333-132901) (as amended and supplemented, the “Registration Statement”). The Registration Statement registered the offer and sale by selling shareholders of 494,918 shares of common stock of the Company (the “Registered Shares”).
     The Company has decided to deregister all of the Registered Shares which are authorized for sale under the Registration Statement but which remain unsold to date. Pursuant to an undertaking of the Company contained in the Registration Statement, the Company hereby files this post-effective amendment to the Registration Statement to remove from registration any remaining unsold Registered Shares.
Item 8. Exhibits
     The following exhibit has been previously filed and is incorporated herein by reference.

Exhibit No.	Description

24.1	Power of Attorney (incorporated by reference to the Signature Page to Halifax Corporation of Virginia’s Registration Statement on Form S-3 (File No. 333-132901) filed with the Securities and Exchange Commission on March 31, 2006).

II-1

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alexandria, Commonwealth of Virginia, on September 30, 2009.

HALIFAX CORPORATION OF VIRGINIA
By:	/s/ Charles L. McNew
Charles L. McNew
President and Chief Executive Officer
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on the date indicated and in the capacities indicated.

NAME	TITLE	DATE

/s/ Charles L. McNew Charles L. McNew	President and Chief Executive Officer (Principal Executive Officer) and Director	September 30, 2009

/s/ Joseph Sciacca Joseph Sciacca	Vice President of Finance and Chief Financial Officer (Principal Financial and Accounting Officer)	September 30, 2009

* John H. Grover	Director	September 30, 2009

*	Director	September 30, 2009
Thomas L. Hewitt

Donald M. Ervine	Director	September 30, 2009

* Arch C. Scurlock, Jr.	Director	September 30, 2009

* Daniel R. Young	Director	September 30, 2009

* John M. Toups	Director	September 30, 2009

* By:	/s/ Joseph Sciacca
Joseph Sciacca
Attorney-in-fact

EXHIBIT INDEX

Exhibit No.	Description

24.1	Power of Attorney (incorporated by reference to the Signature Page to Halifax Corporation of Virginia’s Registration Statement on Form S-3 (File No. 333-132901) filed with the Securities and Exchange Commission on March 31, 2006).